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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Middle Bay Oil Company, Inc. on Form S-4 of our report dated March 25, 1998 related to the financial statements of Enex Consolidated Partners, L.P., appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Houston, Texas
November 24, 1998